UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2017

Aqua America, Inc.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-06659	23-1702594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 West Lancaster Avenue Bryn Mawr, Pennsylvania	19010-3489
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 527-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chairman

At a regularly scheduled meeting of the Board of Directors (the “Board”) of Aqua America, Inc., (the “Company”) held on December 13, 2017, Nicholas DeBenedictis, Chairman of the Board, informed the Board of his decision to step down from his role as Chairman, effective January 1, 2018. Upon the recommendation of the Corporate Governance Committee, and after considering the best interests of the Company and its shareholders, the Board took action to provide for a re-combination of the roles of Chief Executive Officer and Chairman of the Board, roles that had been separated when Mr. DeBenedictis stepped down as Chief Executive Officer of the Company in June 2015.

Following such determination, the Board appointed Christopher H. Franklin, a director and Chief Executive Officer of the Company, to the combined roles of Chief Executive Officer and Chairman of the Board, effective January 1, 2018. Mr. DeBenedictis will remain on the Board and will serve as Chairman Emeritus of the Board as of such date.

The Company issued a press release to announce these governance changes. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Changes to Non-Employee Directors’ Compensation

On December 13, 2017, the Board, upon recommendation of the Executive Compensation Committee and the Corporate Governance Committee, approved an increase in the annual cash retainer for all non-employee directors of $5,000 per year and an increase in the annual equity award of $5,000 per year. The increases are effective as of January 1, 2018 when the annual cash retainer and annual equity award will each be $80,000 per year. The updated schedule of non-employee directors’ compensation is attached to this Form 8-K as an exhibit and incorporated by reference herein.

In addition, on December 13, 2017, the Board made changes in certain Chair positions of the Committees of the Board as described under Item 8.01 of this Form 8-K.

Item 8.01    Other Information.

Changes to the Corporate Governance Guidelines

On December 13, 2017, the Board approved revisions to the Company’s Corporate Governance Guidelines (the “Guidelines”) to change the mandatory retirement age for the Company’s directors from 72 to 75. Under the revised provision, all directors are required to submit their resignation from the Board effective as of their 75th birthday.

In addition, the Board approved revisions to the Guidelines to provide for the combined role of Chairman and Chief Executive Officer as described under Item 5.02 of this Form 8-K.

A copy of the amended Guidelines is available at the Company’s website at www.aquaamerica.com. The contents of the Company’s website are not incorporated into this Form 8-K.

Appointment of New Lead Independent Director

On December 13, 2017, the Board appointed Daniel J. Hilferty, a director of the Company, to serve as the new Lead Independent Director with the duties and powers described in the Guidelines.

Changes in Chair of Board Committees

On December 13, 2017, effective January 1, 2018, the Board appointed Ellen T. Ruff as Chair of the Executive Compensation Committee and Daniel J. Hilferty as Chair of the Corporate Governance Committee.

Item 9.01 Financial	Statements and Exhibits.

(d)    Exhibits.

10.1	Non-Employee Directors’ Compensation, effective January 1, 2018.

99.1	Press Release, dated December 13, 2017, issued by Aqua America, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA AMERICA, INC.

By:	/s/Christopher P. Luning
Christopher P. Luning
Senior Vice President, General Counsel and Secretary

Dated: December 15, 2017